UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2007

CanAm Uranium Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	522259 (Commission File Number)	None (IRS Employer Identification No.)

1255 West Pender Street
Vancouver, BC
Canada V6E 2V1
(Address of principal executive offices) (Zip Code)

(206) 274-7598
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Competed Interim Review

On June 19, 2007, CanAm Uranium Corp. (the “Company”) mistakenly filed a draft of its Form 10-QSB for the second quarter ending April 30, 2007 (the “June 19, 2007 10-QSB”). The Company filed its June 19, 2007 10-QSB before the independent registered public accounting firm of the Company completed its review of the interim financial statements included the June 19, 2007 10-QSB. Accordingly, the financial statements included in the June 19, 2007 10-QSB should not be relied upon.

On June 25, 2007, the Company’s independent registered public accounting firm advised the Company of the error of filing of the draft financial statements in the June 19, 2007 10-QSB. The Company believes that other currently unidentified errors may exist in the draft financial statements in the June 19, 2007 10-QSB.

David Hayes, Chief Financial Officer of the Company, and Ryan Gibson, President and Chief Executive Officer of the Company, have discussed the disclosures in this Item 4.02 with the Company’s independent registered public accounting firm.

The Company’s Board of Directors have been informed of the errors and the inaccurate disclosures cited above. The Company does not have an audit committee.

The Company expects that it will file an Amendment No. 1 to its 10-QSB including the interim financial statements for the period ended April 30, 2007, reviewed by the Company’s independent registered public accounting firm, on or before July 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CanAm Uranium Corp.
(Registrant)

Date: July 5, 2007	By:	/s/ David Hayes
Name: David Hayes
Title: Chief Financial Officer